UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

SOUTHWEST AIRLINES CO.
(Name of Registrant as Specified In Its Charter)

ELLIOTT INVESTMENT MANAGEMENT L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

THE LIVERPOOL LIMITED PARTNERSHIP

ELLIOTT INVESTMENT MANAGEMENT GP LLC

PAUL E. SINGER

MICHAEL CAWLEY

DAVID CUSH

SARAH FEINBERG

JOSHUA GOTBAUM

DAVID GRISSEN

NANCY KILLEFER

ROBERT MILTON

GREGG SARETSKY

EASWARAN SUNDARAM

PATRICIA WATSON

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and other proposals that may come before the next shareholder meeting of Southwest Airlines Co., a Texas corporation (the “Company”), whether an annual or special meeting of shareholders.

Item 1: On August 19, 2024, Elliott posted the following updated materials to www.strongersouthwest.com:

Item 2: Also on August 19, 2024, Elliott issued the following search engine marketing advertisements:

Item 3: Also on August 19, 2024, Elliott issued the following digital advertisements:

Item 4: Also on August 19, 2024, Elliott updated www.strongersouthwest.com to contain the following updated disclosure legend in the footer of each page:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and other proposals that may come before the next shareholder meeting of Southwest Airlines Co., a Texas corporation (the “Company”), whether an annual or special meeting of shareholders.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Elliott Investment Management L.P. (“EIM”), Elliott Associates, L.P. (“Elliott Associates”), Elliott International, L.P. (“Elliott International”), The Liverpool Limited Partnership (“Liverpool”), Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer (“Singer”), Michael Cawley, David Cush, Sarah Feinberg, Joshua Gotbaum, David Grissen, Nancy Killefer, Robert Milton, Gregg Saretsky, Easwaran Sundaram and Patricia Watson.

As of August 19, 2024, Elliott has combined economic exposure in the Company of approximately 11.0% of the shares of its Common Stock, $1.00 par value per share (the “Common Stock”), outstanding. As of August 19, 2024, EIM, the investment manager of Elliott Associates and Elliott International (together, the “Elliott Funds”) with respect to the shares of Common Stock held by the Elliott Funds and/or their respective subsidiaries, beneficially owns 53,048,500 shares of Common Stock. Additionally, as of August 19, 2024, the Elliott Funds are party to notional principal amount derivative agreements in the form of cash settled swaps with respect to an aggregate of 12,876,000 shares of Common Stock (the “Derivative Agreements”). Elliott Associates, Elliott International and Liverpool are the direct holders of the shares of Common Stock beneficially owned by EIM, and are party to the Derivative Agreements. Liverpool is a wholly-owned subsidiary of Elliott Associates. EIM GP is the sole general partner of EIM. Singer is the sole managing member of EIM GP. As of August 19, 2024, Mr. Cawley holds 19,765 shares of Common Stock, Mr. Cush holds 10,000 shares of Common Stock, Ms. Feinberg beneficially owns 3,068 shares of Common Stock, including 2,800 shares of Common Stock held directly and 268 shares of Common Stock held by her domestic partner, Mr. Gotbaum holds 19,162 shares of Common Stock, Mr. Milton holds 1,953 shares of Common Stock, Mr. Saretsky holds 4,000 shares of Common Stock, Mr. Sundaram holds 2,000 shares of Common Stock, and Ms. Watson beneficially owns 5,086 shares of Common Stock, including 3,964 shares of Common Stock held directly and 1,122 shares of Common Stock held by her spouse.